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                                                                    EXHIBIT 10.3


                                    KNIGHT
                        EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is effective as of August 2, 2000 ("Effective Date") between Knight ("Company") and Robert Zinn ("Executive").

                                    RECITALS

     WHEREAS Company desires Executive to remain actively employed by the Company; and
     WHEREAS Executive desires to remain so employed under the terms and conditions set forth below;
     NOW THEREFORE, the parties mutually agree as follows:

                                   AGREEMENT

1)  Position and Duties. Executive shall be employed by the Company during the
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    term of this agreement, and will commence employment as Executive Vice
    President- International Operations. Executive shall devote his full time and best effort to his position. Executive shall report to the Chief Executive Officer of Company and shall comply with the policies of the Company.

2)  Employment Period.
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    a)  Basic Rule. This agreement shall have a term of three (3) years (the
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        "Employment Period"), beginning upon the Effective Date. The Company may terminate this Agreement prior to the end of the Employment Period pursuant to the terms of this Section 2. Following the Employment
        Period, the Company and Executive may mutually agree to continue the Executive's employment on an "at-will" basis. This Agreement shall automatically renew for additional one-year term unless either the Company or the Executive provides written notice to the other party 30 days' prior to the expiration of the original term or any successive term of a desire to terminate or otherwise amend this Agreement.

    b)  Early Termination. Company may terminate Executive's employment prior to
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        the end of the Employment Period by giving the Executive thirty (30)
        days advance notice in writing. If Company terminates Executive's employment without Cause (defined below), Company shall pay Executive severance benefits as set forth in section 6 hereof.

    c)  Termination for Cause. Company may terminate Executive's employment for
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        Cause (defined below) by giving Executive notice in writing. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause. Executive's right under the benefit plans of the Company following a termination for Cause shall be determined under the provisions of those plans. "Cause" means
        (i) a substantial failure to perform Executive's duties for the Company,
        (ii) misuse of corporate funds, (iii) any other act of gross misconduct,
        (iv) commission of any crime which would constitute a felony under applicable law or (v)

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        breach of any confidentiality, non-solicitation or non-competition obligation to the Company.

    d)  Executive's Commitment. Executive commits to the Company that he will
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        remain as an employee of the Company for the full period of this
        Agreement.

    e)  Termination as a Result of Death or Disability. Executive's employment
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        shall terminate in the event of his death. Company may terminate
        Executive's employment for Disability by giving Executive thirty (30) days advance notice in writing. No compensation or benefits will be paid or provided to Executive under this Agreement on account of termination as a result of death or Disability. Executive's rights under the benefit plans of Company upon such termination shall be determined under the provisions of those plans. For purpose of this Agreement, "Disability" means any physical incapacity or mental incompetence (i) as a result of which the Executive is unable to perform substantially all his duties and responsibilities hereunder for an aggregate of 120 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

3)  Compensation.
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    a)  Base Salary. Company will pay Executive a salary at the rate per annum
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        of $300,000, less applicable withholding, payable in accordance with
        Company's standard payroll policies. At least annually the Board will consider increases in the annual salary rate in light of Executive's individual performance and other relevant factors determined by the Board.

    b)  Bonus. Executive shall be eligible to participate in the 50% bonus plan
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        of Company with a guaranteed bonus of $50,000 for the first year to be payable on March 15, 2001, as long as the Executive is employed with the Company. Executive shall be eligible for bonuses thereunder payable at such times as bonuses are paid to other Executives of Company. For the year 2000, bonus shall be based upon 100% of Plan #3 profit performance ($11,845,000 USD).

4)      Employee Benefit Plans. During the Employment Period, Executive shall be
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        eligible to participate in employee benefit plans or programs of Company to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.


5)      Stock Options. Executive shall be entitled to option grants under the
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        Company's stock option plan as determined by the Board of Directors.
        Executive shall be eligible for an option grant of 60,000 stock options exercisable at the fair market value per share on grant date, vesting in 3 equal annual installments over 3 year so long as Executive remains employed by the Company.

6)      Car Allowance. The Company will provide Executive with a leased
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        automobile such as a Mercedes SUV or equivalent and be reimbursed for all customary expenses.

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7)      Country Club Dues. The Company will reimburse Executive for annual
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        country club dues at Palo Alto Hills or the equivalent and be reimbursed for all associated expenses.

8)      Severance Payments. If Company terminates Executive's employment without
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        Cause prior to the end of the Employment Period, Company shall pay
        Executive as severance payments a monthly amount equal to his then current monthly base salary (less applicable withholding) for 12 months or, if less, the remainder of the Employment Period. The severance payments described in this Section 6 shall discharge all of the Company's obligations to the Executive.

9)      Restrictions on Competition and Solicitation. As a condition to the
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        effectiveness of this agreement, Executive agrees to enter into
        Company's Employee Noncompetition, Nondisclosure and Developments Agreement, a copy of which has been provided to Executive.

10)     General.
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   a)   The services of Executive are personal and may not be assigned or delegated by him. This Agreement shall otherwise be binding upon the legal representative, successors and assigns of the parties hereto.

   b) This Agreement and the agreement described above in 7 contain the entire agreement of the parties, and may not be changed orally, but only in writing signed by the party against whom enforcement of such change is sought.

   c) If any provision of this Agreement is held invalid, illegal or unenforceable, such provisions shall be deemed reformed and construed to the maximum extent enforceable and such provision shall not affect the validity of other provisions of this Agreement.

   d) This Agreement and any claim or controversy hereunder shall be governed by and construed according to the laws of the Commonwealth of Massachusetts. The federal and state courts within the Commonwealth of Massachusetts shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.


Executive                                                   Knight



/s/ Robert Zinn                                             /s/ John Pino
---------------                                             -------------
By: Robert Zinn                                             By:  John Pino
                                                            Title: CEO

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